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Exhibit 23



                     Consent of Independent Public Accounts





To the Board of Directors and Shareholders of Coltec Industries Inc:

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 8-K, into the Company's previously filed Registration Statement File No.'s 33-46934, 33-54641, 333-27595, and 333-52975.






Arthur Andersen LLP
Charlotte, North Carolina
March 4, 1999




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